EXHIBIT 4.3
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                                                                EXECUTION COPY


         SUPPLEMENTAL INDENTURE, dated as of May 2, 2006 (this "SUPPLEMENTAL INDENTURE"), among MeriStar Hospitality Corporation, a Maryland corporation ("MERISTAR"), Alcor Acquisition LLC, a Delaware limited liability company ("SUCCESSOR"), and U.S. Bank Trust National Association, as trustee (the "TRUSTEE").


                                   RECITALS

         WHEREAS, MeriStar and the Trustee have executed and delivered an Indenture, dated as of July 1, 2003 (the "ORIGINAL INDENTURE"), as supplemented by an Officers' Certificate dated July 1, 2003 (the "OFFICERS' CERTIFICATE," and, together with the Original Indenture, the "SUPPLEMENTED ORIGINAL INDENTURE" and, as amended by this Supplemental Indenture, collectively, the "INDENTURE"), to establish the terms of and provide for the issuance and delivery by MeriStar of its 9.50% Convertible Subordinated Notes due 2010 (the "NOTES");

         WHEREAS, MeriStar and Successor have entered into an Agreement and Plan of Merger, dated as of February 20, 2006 (the "MERGER AGREEMENT"), by and among MeriStar, MeriStar Hospitality Operating Partnership, L.P. ("MeriStar Operating Partnership"), Alcor Holdings LLC ("Alcor Holdings"), Alcor Acquisition Inc., Successor and Alcor Acquisition L.P. ("Alcor L.P."), pursuant to which, upon satisfaction of the terms of the Merger Agreement, MeriStar will merge with and into Successor, a wholly owned subsidiary of Alcor Holdings, with Successor being the surviving company (the "MERGER"), and Alcor L.P., whose general partner is an indirect, wholly owned subsidiary of Alcor Holdings, will merge with and into MeriStar Operating Partnership, with MeriStar Operating Partnership being the surviving partnership;

         WHEREAS, Section 9.01 of the Original Indenture provides that MeriStar and the Trustee may enter into supplemental indentures without the consent of any Holder to comply with Article 8 of the Original Indenture;

         WHEREAS, Section 5.6 of the Officers' Certificate provides that in the event of certain mergers, the successor to such merger and the Trustee shall enter into a supplemental indenture to comply with such Section;

         WHEREAS, Successor desires to enter into this Supplemental Indenture and to provide that, effective as of the Effective Time (as defined below), Successor will expressly assume all of the obligations of MeriStar under the Indenture and the Notes and to provide that upon a Holder's conversion of a
Note in accordance with the terms of the Indenture from and after the Effective Time, such Holder will receive the amount of cash which such Holder would have received upon the Merger if such Holder had converted such Note immediately prior to the Effective Time; and

         WHEREAS, all things necessary for the execution of this Supplemental Indenture, and to make this Supplemental Indenture a valid supplement to the Supplemented Original Indenture according to its terms and a valid and binding agreement of Successor, have been done.

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         NOW, THEREFORE,  in consideration of the mutual agreements  contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1

                   REPRESENTATIONS OF MERISTAR AND SUCCESSOR

        SECTION 1.01. MeriStar represents and warrants to the Trustee as follows:

         (i) MeriStar is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

         (ii) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

        SECTION 1.02. Successor represents and warrants to the Trustee as follows:

         (i) Successor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (ii) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary limited liability company action on its part.

         SECTION 1.03. Each of MeriStar and Successor represents and warrants to the Trustee that upon the later of the filling and acceptance for record by the Maryland State Department of Assessments and Taxation and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided therein (the "EFFECTIVE TIME"), the Merger will be effective in accordance with the terms of the Merger Agreement and applicable law.

                                   ARTICLE 2


                           RATIFICATION; DEFINITIONS

         SECTION 2.01. SUPPLEMENTAL INDENTURE. This Supplemental Indenture constitutes an integral part of, is supplemental to, and is entered into in accordance with, Section 9.01 of the Original Indenture and Section 5.6 of the Officers' Certificate and, except as modified, amended and supplemented by this Supplemental Indenture, the provisions of the Supplemented Original Indenture are ratified and confirmed in all respects and shall remain in full force and effect.

         SECTION 2.02.    DEFINITIONS.  For all purposes of this  Supplemental
Indenture:

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         (a)      Capitalized terms used herein without  definition shall have the meanings specified in the Supplemented Original Indenture; and

         (b) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture.

                                   ARTICLE 3

               AMENDMENTS TO THE SUPPLEMENTED ORIGINAL INDENTURE

         SECTION 3.01. ASSUMPTION OF OBLIGATIONS BY SUCCESSOR. Successor hereby expressly assumes all of the obligations of MeriStar under the Notes and the Indenture, including, without limitation, (i) the due and punctual payment of the principal, premium, if any, and interest on all of the Notes, as applicable, (ii) the payment of the Fixed Sum Conversion Amount (as defined below) upon conversion of any Note and (iii) the performance and observance of every covenant of the Indenture on the part of MeriStar to be performed or observed.

         SECTION 3.02. AMENDMENT TO THE FIRST PARAGRAPH. The first paragraph of each of the Original Indenture and the Officers' Certificate is hereby amended so that the term "the Company" as used therein shall mean Successor. Pursuant to Section 8.03 of the Original Indenture, Successor shall succeed to, and be substituted for, and may exercise every right and power of, MeriStar under the Supplemented Original Indenture and the Notes with the same effect as if Successor had been named as "the Company" therein; and thereafter, MeriStar shall be relieved of all obligations and covenants under the Supplemented Original Indenture and the Notes.

         SECTION 3.03. AMENDMENTS TO CERTAIN DEFINITIONS. Section 1.01 of the Original Indenture is hereby amended so that the terms "Effective Time," "Merger," "Merger Agreement," "Successor" and "Fixed Sum Conversion Amount" shall have the meanings therein given them in this Supplemental Indenture.

         SECTION 3.04.    AMENDMENT  TO RIGHT TO CONVERT.  Pursuant to Section
5.6 of the Officers' Certificate, and subject to the terms and conditions of the Notes and the Supplemented Original Indenture, from and after the Effective Time, any Note outstanding on the Effective Time shall be convertible into a fixed sum of $1,026.52 in cash, without interest, less any required withholding taxes, per $1,000 principal amount at maturity thereof (the "FIXED SUM CONVERSION AMOUNT"). The Notes and Section 5.1 of the Officers' Certificate are hereby deemed amended accordingly.

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         SECTION 3.05.    AMENDMENT   TO   SECTION   5.5  OF   THE   OFFICERS'
CERTIFICATE. The Fixed Sum Conversion Amount shall not be subject to further adjustment pursuant to Section 5.5 of the Officers' Certificate. The Notes and
Section 5.5 of the Officers' Certificate are hereby amended accordingly.

         SECTION 3.06. AMENDMENT TO SECTION 1.05 OF THE ORIGINAL INDENTURE. Clause (b) of Section 1.05 of the Original Indenture is hereby amended with respect to the Notes by replacing the address of the relevant issuer with the following:

                     Alcor Holdings LLC
                     c/o Blackstone Real Estate Partners V L.P.
                     345 Park Avenue
                     New York, NY  10154
                     Attention:  Kenneth A. Caplan

                                   ARTICLE 4

                AMENDMENTS TO CERTAIN PROVISIONS OF THE NOTES;
                             NOTATION ON THE NOTES

         SECTION 4.01. AMENDMENTS TO THE NOTES. Paragraph 17 of the reverse of the Notes is hereby amended by replacing it in its entirety with the following:

                  "Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time from and after the Effective Time and prior to the close of business on April 1, 2010, to convert the principal hereof or any portion of such principal which is $1,000 principal amount at maturity or an integral multiple thereof, for a fixed sum of $1,026.52 in cash, without interest, less any required withholding taxes, per $1,000 principal amount at maturity thereof, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to Alcor Acquisition LLC at the office or agency of Alcor Acquisition LLC maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the cash payable on conversion is to be paid in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. No adjustment in respect of accrued interest will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount at maturity being converted."

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         SECTION 4.02.    NOTATION ON NOTES.

         (a) The Notes, as amended by the provisions of this Supplemental Indenture, shall bear a notation substantially to the following effect:

                  "THE TERMS OF THIS NOTE HAVE BEEN AMENDED TO THE EXTENT PROVIDED IN THE SUPPLEMENTAL INDENTURE, DATED AS OF MAY 2, 2006, AMONG ALCOR ACQUISITION LLC, MERISTAR HOSPITALITY CORPORATION AND THE TRUSTEE. THE TERMS OF THIS NOTE INCLUDE THOSE STATED IN THE INDENTURE, AS SUPPLEMENTED BY THE SUPPLEMENTAL INDENTURE, AND HOLDERS ARE REFERRED TO THE INDENTURE AND THE SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THOSE TERMS."

         (b) The Trustee hereby agrees to cause the Notes to bear the above notation pursuant to, and upon satisfaction of, the conditions set forth in Article 9 of the Original Indenture and Section 5.6 of the Officers' Certificate.

                                   ARTICLE 5

                                 MISCELLANEOUS

         SECTION 5.01. EFFECTIVENESS. This Supplemental Indenture shall become effective as of the Effective Time.

         SECTION 5.02. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 5.03. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included or deemed included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Supplemental Indenture as so modified or shall be excluded, as the case may be.

         SECTION 5.04. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of this Supplemental Indenture, the Supplemented Original Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Supplemented Original Indenture for all purposes; and every Holder of Securities heretofore and hereafter authenticated and delivered hereunder shall be bound hereby.

         SECTION 5.05. SUCCESSORS AND ASSIGNS. All agreements of Successor in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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         SECTION 5.06.    MODIFICATION  OF NOTES.  In order to give  effect to
this Supplemental Indenture, the modification, annotation and/or exchange of the Notes shall be evidenced by a substitution of the relevant page thereto.

         SECTION 5.07. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5.08. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

         SECTION 5.09. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 5.10. TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of Successor and MeriStar and not of the Trustee.



                           [Signature page follows]



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                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.





                                        MERISTAR HOSPITALITY CORPORATION


                                        By: /s/ Bruce G. Wiles
                                            -----------------------------------
                                            Name:   Bruce G. Wiles
                                            Title:  President





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                                        ALCOR ACQUISITION LLC



                                        By: /s/ Kenneth A. Caplan
                                            -----------------------------------
                                            Name:   Kenneth A. Caplan
                                            Title:  Managing Director and
                                                    Vice President



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                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee


                                        By /s/ Angelita Pena
                                           ------------------------------------
                                           Name:  Angelita Pena
                                           Title: Assistant Vice President